Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

SECOND QUARTER 2008 RESULTS

•                  Reported earnings per share of $(0.86); adjusted earnings per share of $0.12

•                  Announces aggressive steps to reduce costs in light of weak market demand

•                  Adjusts business outlook for 2008

LINCOLNSHIRE, ILLINOIS, August 6, 2008 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its second quarter and six month results for the period ending June 30, 2008.

 “Second quarter results reflected continuing weak demand for office products in the current recessionary environment,” said David D. Campbell, chairman and chief executive officer. “We now expect the marketplace deterioration to continue throughout 2008 and 2009. To ensure we are well-positioned for growth when the economy turns, we are taking aggressive cost-reduction actions that are targeted to ultimately generate $25 million to $35 million in additional savings over the next 24 months, including $10 million this year and a further $10 million to $20 million in 2009.

“With this more conservative view of the marketplace going forward, we are also reducing our full-year forecast for adjusted EBITDA to be in a range from $200 million to $230 million,” Campbell added. “The successful implementation of our Office Products integration, and the infrastructure improvements and synergy savings already generated, have given our business a solid foundation upon which to build. We continue to make prudent investments in new product development, and we have intensified our focus on account management in a consolidating industry. I am confident we will emerge from this economic downturn an even stronger company.”

Second Quarter Results

Second quarter net sales decreased 5% to $440.0 million from $464.9 million. Adjusting for the exit of non-strategic business and currency, sales decreased 9%. The company reported a net loss of $46.7 million, or $0.86 per diluted share, for the second quarter compared to net income of $4.5 million, or $0.08 per diluted share, in the prior-year period. The second quarter results include restructuring and non-recurring costs totaling $1.0 million. In addition, as of the second quarter the company recorded $62.4 million of non-cash goodwill and asset impairment charges at its commercial laminating business, $54.0 million after-tax, or $1.00 per diluted share. Excluding charges, adjusted net income decreased 46% to $6.3 million, or $0.12 per diluted share, compared to $11.7 million, or $0.21 per share, in the prior-year period.

Results of Business Segments

Office Products Group

Office Products net sales decreased 9% to $209.0 million from $228.3 million in the prior-year quarter. Adjusting for the exit of non-strategic business as well as for currency, Office Products comparable sales decreased 10%. The decline reflected continued soft demand in the United States and the United Kingdom, softening demand in mainland Europe and Canada, related customer inventory reductions, and previously reported lost product placements and planned exits, partially offset by price increases.

Office Products reported operating income was $16.9 million, compared to $12.6 million in the prior-year quarter. Adjusted operating income declined to $15.4 million from $18.9 million a year ago, and adjusted operating income margin decreased to 7.4% from 8.3%. Lower sales volume, unfavorable product mix, and higher raw material, freight, and distribution costs drove the decline, partially offset by lower management incentive expense.

Document Finishing Group

Document Finishing net sales decreased 5% to $132.2 million, compared to $139.0 million in the prior-year quarter. Adjusting for favorable currency, Document Finishing comparable sales decreased 10%. The decline reflected continued soft demand in the United States and the United Kingdom, softening demand in mainland Europe and Canada, related customer inventory reductions, and previously reported lost product placements, partially offset by price increases.

Document Finishing reported operating income decreased to $4.5 million, compared to $5.5 million in the prior-year quarter. Adjusted operating income declined to $6.5 million from $8.5 million, and adjusted operating income margin decreased to 4.9% from 6.1%. The decrease resulted from lower sales volume, unfavorable product mix, higher raw material, freight, and distribution costs, and higher inventory reserves, partially offset by lower management incentive expense.

Computer Products Group

Computer Products net sales increased 3% to $54.8 million, compared to $53.3 million in the prior-year quarter. Adjusting for currency and the exit of non-strategic business, comparable sales declined 2%. The decline was the result of lower consumer demand for iPod® accessories. Excluding iPod accessories, constant-currency sales were up 3% year-over-year.

Computer Products reported operating income increased 5% to $10.4 million, from $9.9 million in the prior-year quarter. Adjusted operating income decreased 3% to $10.8 million from $11.1 million and adjusted operating income margin decreased to 19.7%, from 20.8%. The margin decline was driven by lower sales volume and increased marketing expenses to support the launch of new products.

Commercial Laminating Solutions Group

Commercial Laminating Solutions net sales decreased 1% to $44.0 million, compared to $44.3 million in the prior-year quarter. On a constant currency basis, sales decreased 7%, driven by lower film sales in Europe, and economic softness, which caused weak demand for print finishing equipment in the U.S. and Europe.

Commercial Laminating Solutions reported an operating loss of $63.1 million, compared to break-even operating results in the prior-year quarter. Adjusted operating income was a loss of $0.6 million compared to income of $0.3 million in the prior-year quarter. The impairment charge of $62.4 million was the main cause of the operating loss, and reduced demand and increased raw material costs caused the adjusted operating loss.

Six Months Results

For the year-to-date period, reported sales decreased 5% to $867.0 million from $910.8 million. Adjusting for the exit of non-strategic business and currency, sales decreased 9%. The company reported a net loss of $48.5 million, or $0.89 per diluted share, for the six months ending June 30, 2008, compared to net income of $4.7 million, or $0.09 per diluted share, in the prior-year period. The six month results include restructuring and non-recurring after-tax costs totaling $6.8 million ($11.8 million pre-tax), or $0.13 per diluted share. In addition, as of the second quarter the company recorded $62.4 million of non-cash goodwill and asset impairment charges at its commercial laminating business, $54.0 million after-tax, or $1.00 per diluted share. Excluding charges, adjusted net income decreased 32% to $12.3 million, or $0.23 per diluted share, compared to $18.2 million, or $0.33 per share, in the prior-year period.

Business Outlook

“We now see our markets remaining difficult for the foreseeable future,” said Campbell, “and we are making a number of tough decisions as a consequence. Consumer weakness has spread to more of our international markets, high raw material inflation continues, and we have additional near-term pressures from customer consolidation.

“For 2008, we have expanded our guidance range given the increased uncertainty,” he added. “Our top line is now forecast to be down low- to mid-single digits, our adjusted EBITDA will likely fall within the range of $200 to $230 million, translating into earnings per share of between $1.00 and $1.40, and our free cash flow from operations will be between $40 and $60 million excluding any proceeds from the potential disposition of the commercial print finishing business.”

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s second quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring and restructuring-related items, goodwill and asset impairment charges and unusual tax items. Adjusted results for 2007 also exclude the impact of adjustments to net sales related to a correction in accounting for certain prior-period customer program costs. Adjusted supplemental EBITDA excludes restructuring and restructuring-related items, goodwill and asset impairment charges, prior-period sales adjustments and other non-operating items, including minority interest expense, other income/expense and stock-based compensation expense. The company has changed its presentation of adjusted supplemental EBITDA to include the equity in earnings of joint ventures as this provides a better indication of cash generation. Adjusted results and supplemental EBITDA are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company’s customers, employees or suppliers; the results of the strategic review being made by the company of its Commercial Laminating Solutions business and whether any transaction will be completed, or any other action taken by the company, as a result thereof; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended June 30,
	2008			2007
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$440.0	$—	$440.0	$464.9	$—	$464.9	(5)%	(5)%
Cost of products sold	311.5	(2.0)	309.5	326.2	(4.1)	322.1	(5)%	(4)%
Advertising, selling, general and administrative expenses	99.9	2.6	102.5	113.2	(4.6)	108.6	(12)%	(6)%
Amortization of intangibles	2.6	—	2.6	2.7	—	2.7	(4)%	(4)%
Restructuring charges	1.6	(1.6)	—	2.4	(2.4)	—	(33)%	—%
Goodwill and asset impairment charges (B)	62.4	(62.4)	—	—	—	—	NM	NM
Operating income (loss)	(38.0)	63.4	25.4	20.4	11.1	31.5	NM	(19)%
Interest expense	15.8	—	15.8	16.0	—	16.0	(1)%	(1)%
Equity in (earnings) of joint ventures	(1.8)	—	(1.8)	(1.3)	—	(1.3)	38%	38%
Other (income) expense, net	2.2	—	2.2	(0.3)	—	(0.3)	NM	NM
Income (loss) before income taxes and minority interest	(54.2)	63.4	9.2	6.0	11.1	17.1	NM	(46)%
Income tax expense (benefit)	(7.9)	10.4	2.5	1.3	3.9	5.2	NM	(52)%
Minority interest, net of tax	0.4	—	0.4	0.2	—	0.2	100%	100%
Net income (loss)	$(46.7)	$53.0	$6.3	$4.5	$7.2	$11.7	NM	(46)%

Basic earnings (loss) per common share	$(0.86)		$0.12	$0.08		$0.22	NM	(45)%
Diluted earnings (loss) per common share:	$(0.86)		$0.12	$0.08		$0.21	NM	(43)%

Weighted average number of shares outstanding:
Basic	54.2		54.2	54.0		54.0
Diluted	54.2		54.7	55.1		55.1

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended June 30,
	2008		2007
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.2%	29.7%	29.8%	30.7%
Advertising, selling, general and administrative	22.7%	23.3%	24.3%	23.4%
Operating income (loss)	(8.6)%	5.8%	4.4%	6.8%
Income (loss) before income taxes and minority interest	(12.3)%	2.1%	1.3%	3.7%
Net income (loss)	(10.6)%	1.4%	1.0%	2.5%
Income tax rate	(14.6)%	27.2%	21.7%	30.4%

(A)           Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate.

(B)             Due to continued reduced profitability and the likely sale of its commercial print finishing business, in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, and Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” as of the second quarter of 2008, the Company recorded non-cash goodwill and asset impairment charges of $62.4 million in its Commercial Laminating Solutions segment.  Included in this amount is a charge to goodwill of $36.5 million, property, plant and equipment of $15.4 million and identifiable intangible assets of $10.5 million.

Reconciliation of Adjusted Supplemental EBITDA to Net Income (Loss)

(Unaudited)

(In millions of dollars)

	Three Months Ended June 30,
	2008	2007	% Change
Net income (loss)	$(46.7)	$4.5	NM
Restructuring charges	1.6	2.4	(33)%
Restructuring-related charges included in Cost of products sold	2.0	4.1	(51)%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	(2.6)	4.6	NM
Goodwill and asset impairment charges	62.4	—	NM
Income taxes impact of adjustments	(10.4)	(3.9)	167%
Adjusted net income	6.3	11.7	(46)%
Interest expense, net	15.8	16.0	(1)%
Adjusted income tax expense	2.5	5.2	(52)%
Depreciation (C)	8.5	8.0	6%
Amortization of intangibles	2.6	2.7	(4)%
Minority interest expense, net of taxes	0.4	0.2	100%
Other (income) expense, net (D)	2.2	(0.3)	NM %
Stock-based compensation expense	2.9	4.1	(29)%
Adjusted supplemental EBITDA (D)	$41.2	$47.6	(13)%

Adjusted supplemental EBITDA as a % of Net Sales	9.4%	10.2%

(C)          Represents total depreciation less depreciation of $0.4 million and $0.2 million for the three months ended June 30, 2008 and 2007, respectively, that have been included in restructuring-related costs, which are excluded from adjusted net income.

(D)         The Company has changed its presentation of Adjusted Supplemental EBITDA to include the equity in earnings of its joint ventures as this provides a better indication of cash generation.  The Company had previously reported the equity in earnings of its joint ventures in “Other (income) expense, net” on its Consolidated Statements of Operations.  As a result, we have reclassified certain prior period amounts within “Other (income) expense, net” to conform to the current presentation.

	Six Months Ended June 30,
	2008			2007
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$867.0	$—	$867.0	$910.8	$1.7	$912.5	(5)%	(5)%
Cost of products sold	612.4	(5.1)	607.3	642.9	(7.1)	635.8	(5)%	(4)%
Advertising, selling, general and administrative expenses	207.4	0.1	207.5	226.1	(8.4)	217.7	(8)%	(5)%
Amortization of intangibles	5.1	—	5.1	5.3	—	5.3	(4)%	(4)%
Restructuring charges	6.8	(6.8)	—	3.1	(3.1)	—	119%	NM
Goodwill and asset impairment charges (B)	62.4	(62.4)	—	—	—	—	NM	NM
Operating income (loss)	(27.1)	74.2	47.1	33.4	20.3	53.7	NM	(12)%
Interest expense	31.9	—	31.9	30.9	—	30.9	3%	3%
Equity in (earnings) of joint ventures	(3.5)	—	(3.5)	(2.4)	—	(2.4)	46%	46%
Other (income) expense, net	1.3	—	1.3	(0.1)	—	(0.1)	NM	NM
Income (loss) before income taxes and minority interest	(56.8)	74.2	17.4	5.0	20.3	25.3	NM	(31)%
Income tax expense (benefit)	(8.7)	13.4	4.7	—	6.8	6.8	NM %	(31)%
Minority interest, net of tax	0.4	—	0.4	0.3	—	0.3	33%	33%
Net income (loss)	$(48.5)	$60.8	$12.3	$4.7	$13.5	$18.2	NM	(32)%

Basic earnings (loss) per common share	$(0.89)		$0.23	$0.09		$0.34	NM	(32)%
Diluted earnings (loss) per common share:	$(0.89)		$0.23	$0.09		$0.33	NM	(30)%

Weighted average number of shares outstanding:
Basic	54.2		54.2	53.9		53.9
Diluted	54.2		54.6	55.0		55.0

Statistics (as a % of Net sales, except Income tax rate)

	Six Months Ended June 30,
	2008		2007
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.4%	30.0%	29.4%	30.3%
Advertising, selling, general and administrative	23.9%	23.9%	24.8%	23.9%
Operating income (loss)	(3.1)%	5.4%	3.7%	5.9%
Income (loss) before income taxes and minority interest	(6.6)%	2.0%	0.5%	2.8%
Net income (loss)	(5.6)%	1.4%	0.5%	2.0%
Income tax rate	(15.3)%	27.0%	—%	26.9%

(A)           Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate.

(B)           Due to continued reduced profitability and the likely sale of its commercial print finishing business, in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, and Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” as of the second quarter of 2008, the Company recorded non-cash goodwill and asset impairment charges of $62.4 million in its Commercial Laminating Solutions segment.  Included in this amount is a charge to goodwill of $36.5 million, property, plant and equipment of $15.4 million and identifiable intangible assets of $10.5 million.

Reconciliation of Adjusted Supplemental EBITDA to Net Income (Loss)

(Unaudited)

(In millions of dollars)

	Six Months Ended June 30,
	2008	2007	% Change
Net income (loss)	$(48.5)	$4.7	NM
Prior period sales adjustment	—	1.7	(100)%
Restructuring charges	6.8	3.1	119%
Restructuring-related charges included in Cost of products sold	5.1	7.1	(28)%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	(0.1)	8.4	(101)%
Goodwill and asset impairment charges	62.4	—	NM
Income taxes impact of adjustments	(13.4)	(6.8)	(97)%
Adjusted net income	12.3	18.2	(32)%
Interest expense, net	31.9	30.9	3%
Adjusted income tax expense	4.7	6.8	(31)%
Depreciation (C)	17.5	16.0	9%
Amortization of intangibles	5.1	5.3	(4)%
Minority interest expense, net of taxes	0.4	0.3	33%
Other (income) expense, net (D)	1.3	(0.1)	NM %
Stock-based compensation expense	3.8	7.8	(51)%
Adjusted supplemental EBITDA (D)	$77.0	$85.2	(10)%

Adjusted supplemental EBITDA as a % of Net Sales	8.9%	9.3%

(C)           Represents total depreciation less depreciation of $0.7 million and $0.4 million for the six months ended June 30, 2008 and 2007, respectively, that have been included in restructuring-related costs, which are excluded from adjusted net income.

(D)          The Company has changed its presentation of Adjusted Supplemental EBITDA to include the equity in earnings of its joint ventures as this provides a better indication of cash generation.  The Company had previously reported the equity in earnings of its joint ventures in “Other (income) expense, net” on its Consolidated Statements of Operations.  As a result, we have reclassified certain prior period amounts within “Other (income) expense, net” to conform to the current presentation.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2008					2007					Changes
	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Adjusted Net Sales(A)	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Sales $	Sales %	Adjusted OI $	Adjusted OI %	Margin Points
Q1:
Office Products	$200.9	$6.7	$5.6	$12.3	6.1%	$218.8	$11.4	$5.9	$17.3	7.9%	$(17.9)	(8)%	$(5.0)	(29)%	(180)
Document Finishing	134.3	2.8	4.4	7.2	5.4%	137.7	3.7	2.1	5.8	4.2%	(3.4)	(2)%	1.4	24%	120
Computer Products	48.0	6.5	1.2	7.7	16.0%	49.6	5.6	1.0	6.6	13.3%	(1.6)	(3)%	1.1	17%	270
Commercial Laminating Solutions	43.8	0.9	(0.4)	0.5	1.1%	41.5	0.6	0.2	0.8	1.9%	2.3	6%	(0.3)	(38)%	(80)
Corporate	—	(6.0)	—	(6.0)		—	(8.3)	—	(8.3)		—		2.3
Total	$427.0	$10.9	$10.8	$21.7	5.1%	$447.6	$13.0	$9.2	$22.2	5.0%	$(20.6)	(5)%	$(0.5)	(2)%	10

Q2:
Office Products	$209.0	$16.9	$(1.5)	$15.4	7.4%	$228.3	$12.6	$6.3	$18.9	8.3%	$(19.3)	(9)%	$(3.5)	(19)%	(90)
Document Finishing	132.2	4.5	2.0	6.5	4.9%	139.0	5.5	3.0	8.5	6.1%	(6.8)	(5)%	(2.0)	(24)%	(120)
Computer Products	54.8	10.4	0.4	10.8	19.7%	53.3	9.9	1.2	11.1	20.8%	1.5	3%	(0.3)	(3)%	(110)
Commercial Laminating Solutions	44.0	(63.1)	62.5	(0.6)	(1.4)%	44.3	—	0.3	0.3	0.7%	(0.3)	(1)%	(0.9)	NM	(210)
Corporate	—	(6.7)	—	(6.7)		—	(7.6)	0.3	(7.3)		—		0.6
Total	$440.0	$(38.0)	$63.4	$25.4	5.8%	$464.9	$20.4	$11.1	$31.5	6.8%	$(24.9)	(5)%	$(6.1)	(19)%	(100)

YTD:
Office Products	$409.9	$23.6	$4.1	$27.7	6.8%	$447.1	$24.0	$12.2	$36.2	8.1%	$(37.2)	(8)%	$(8.5)	(23)%	(130)
Document Finishing	266.5	7.3	6.4	13.7	5.1%	276.7	9.2	5.1	14.3	5.2%	(10.2)	(4)%	(0.6)	(4)%	(10)
Computer Products	102.8	16.9	1.6	18.5	18.0%	102.9	15.5	2.2	17.7	17.2%	(0.1)	—%	0.8	5%	80
Commercial Laminating Solutions	87.8	(62.2)	62.1	(0.1)	(0.1)%	85.8	0.6	0.5	1.1	1.3%	2.0	2%	(1.2)	(109)%	(140)
Corporate	—	(12.7)	—	(12.7)		—	(15.9)	0.3	(15.6)		—		2.9
Total	$867.0	$(27.1)	$74.2	$47.1	5.4%	$912.5	$33.4	$20.3	$53.7	5.9%	$(45.5)	(5)%	$(6.6)	(12)%	(50)

(A) Q1 2007 and 2007 YTD net sales are presented on an adjusted basis to exclude the impact of adjustments related to certain prior-period customer program costs.  The reconciliations by segment for each of these periods is as follows:

	Q1 2007 Sales
	Reported	(A)	Adjusted
Office Products	$217.3	$1.5	$218.8
Document Finishing	137.7	—	137.7
Computer Products	49.4	0.2	49.6
Commercial Laminating Solutions	41.5	—	41.5
Total	$445.9	$1.7	$447.6

	YTD 2007 Sales
	Reported	(A)	Adjusted
Office Products	$445.6	$1.5	$447.1
Document Finishing	276.7	—	276.7
Computer Products	102.7	0.2	102.9
Commercial Laminating Solutions	85.8	—	85.8
Total	$910.8	$1.7	$912.5

ACCO Brands Corporation

Supplemental 2008 Net Sales Growth Analysis

(Unaudited)

	Percent Change – Sales
	Adjusted Net Sales Growth	Currency Translation	Exited/ Divested Businesses	Comparable Sales Growth	Price	Volume
Q1 2008:
Office Products	(8.2)%	4.9%	(3.1)%	(10.0)%	2.7%	(12.7)%
Document Finishing	(2.4)%	5.8%	—%	(8.2)%	1.1%	(9.3)%
Computer Products	(3.2)%	5.4%	(0.4)%	(8.2)%	(0.2)%	(8.0)%
Commercial Laminating Solutions	5.5%	6.5%	—%	(1.0)%	0.7%	(1.7)%
Total	(4.6)%	5.3%	(1.5)%	(8.4)%	1.7%	(10.1)%

Q2 2008:
Office Products	(8.5)%	3.9%	(2.5)%	(9.9)%	2.4%	(12.3)%
Document Finishing	(4.9)%	5.3%	—%	(10.2)%	1.4%	(11.6)%
Computer Products	2.8%	5.1%	—%	(2.3)%	2.1%	(4.4)%
Commercial Laminating Solutions	(0.7)%	6.1%	—%	(6.8)%	0.5%	(7.3)%
Total	(5.4)%	4.7%	(1.2)%	(8.8)%	1.9%	(10.8)%

2008 YTD:
Office Products	(8.3)%	4.4%	(2.8)%	(9.9)%	2.6%	(12.5)%
Document Finishing	(3.7)%	5.5%	—%	(9.2)%	1.2%	(10.4)%
Computer Products	(0.1)%	5.2%	(0.2)%	(5.1)%	1.0%	(6.1)%
Commercial Laminating Solutions	2.3%	6.3%	—%	(4.0)%	0.6%	(4.6)%
Total	(5.0)%	5.0%	(1.4)%	(8.6)%	1.8%	(10.4)%

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	June 30, 2008
Current debt obligations, including current portion of long-term debt	$101.8
Long-term debt obligations	734.1
Total outstanding debt	835.9
Less: cash and cash equivalents	34.2
Net debt	$801.7

Rollforward of Outstanding Debt	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008
Balance, beginning of period	$831.0	$775.3
Incremental borrowings	4.9	58.8
Impact of change in FX rates	—	3.2
Discount on prepayment of bonds	—	(1.4)
Balance, end of period	$835.9	$835.9

Leverage Ratio (Debt to EBITDA)	Twelve Months Ended June 30, 2008
Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$218.5
Net debt (see above)	$801.7
Gross debt (see above)	$835.9

Leverage (net debt divided by TTM adjusted supplemental EBITDA)	3.7
Leverage (gross debt divided by TTM adjusted supplemental EBITDA)	3.8

Interest Coverage Ratio (EBITDA to Interest)	Twelve Months Ended June 30, 2008
Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$218.5
Trailing twelve months interest expense, net of interest income (A)	$65.1

Interest coverage (TTM adjusted supplemental EBITDA divided by TTM interest expense)	3.4

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Twelve Months Ended June 30, 2008
Current assets, excluding cash and cash equivalents (B)	$741.0
Current liabilities, excluding current debt obligations (C)	387.7
Net working capital	$353.3

Trailing twelve months (TTM) adjusted net sales (A)	$1,894.2

Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	18.7%

(A)

Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies. See page 12 for a reconciliation of trailing twelve months supplemental EBITDA to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.

(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.

(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Selected Financial Information

(Unaudited)

(In millions of dollars)

	Three Months Ended June 30,
	2008	2007
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$8.9	$8.2
Intangible amortization expense	$2.6	$2.7
Stock-based compensation expense	$2.9	$4.1

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$13.7	$12.9
Restructuring and integration activities	$6.2	$12.9

	Six Months Ended June 30,
	2008	2007
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$18.2	$16.4
Intangible amortization expense	$5.1	$5.3
Stock-based compensation expense	$3.8	$7.8

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$30.0	$21.9
Restructuring and integration activities	$21.0	$25.7

ACCO Brands Corporation

Reconciliation of Trailing Twelve Months Adjusted Supplemental EBITDA to Net Income (Loss)

(Unaudited)

(In millions of dollars)

		Three Months Ended
		September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008	Trailing Twelve Months

Adjusted net sales		$493.8	$533.4	$427.0	$440.0	$1,894.2

Net income (loss)		$8.7	$(14.3)	$(1.8)	$(46.7)	$(54.1)
Prior-period sales adjustment		(0.9)	—	—	—	(0.9)
Restructuring charges		11.4	8.9	5.2	1.6	27.1
Restructuring-related charges included in COS		3.1	7.0	3.1	2.0	15.2
Restructuring-related charges included in SG&A		4.5	3.4	2.5	(2.6)	7.8
Goodwill and asset impairment charges		—	35.1	—	62.4	97.5
Income taxes adjustments		(5.7)	(3.9)	(3.0)	(10.4)	(23.0)

Adjusted net income		$21.1	$36.2	$6.0	$6.3	$69.6

Interest expense, net		16.5	16.7	16.1	15.8	65.1
Adjusted income taxes		10.3	15.2	2.2	2.5	30.2
Depreciation expense (A)		8.6	8.2	9.0	8.5	34.3
Amortization of intangibles		2.6	2.5	2.5	2.6	10.2
Minority interest, net of tax		0.2	0.1	—	0.4	0.7
Other (income) expense, net (B)		(1.0)	0.7	(0.9)	2.2	1.0
Stock-based compensation expense		2.5	1.1	0.9	2.9	7.4

Adjusted supplemental EBITDA (B)	.	$60.8	$80.7	$35.8	$41.2	$218.5

(A)

Represents total depreciation less depreciation of $0.2 million, $0.7 million, $0.3 million and $0.4 million for the three months ended September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, respectively, included in restructuring-related costs, which are excluded from adjusted net income.

(B)

The Company has changed its presentation of Adjusted Supplemental EBITDA to include the equity in earnings of its joint ventures as this provides a better indication of cash generation. The Company had previously reported the equity in earnings of its joint ventures in “Other (income) expense, net” on its Consolidated Statements of Operations. As a result, we have reclassified certain prior period amounts within “Other (income) expense, net” to conform to the current presentation.